EXHIBIT 10.14

AMENDMENT TO STRATEGIC ALLIANCE AGREEMENT

Between West Marine Products, Inc. and Dickie Walker Marine, Inc.

January 13, 2003

This Amendment to the Strategic Alliance Agreement (“Agreement”) originally dated December 19, 2001, as amended, between West Marine Products, Inc. (“West Marine”) and Dickie Walker Marine, Inc. (“Dickie Walker”) is made as of January 13, 2003 (the “Effective Date”).

RECITALS

A.    The parties entered into a Strategic Alliance Agreement, dated as of December 19, 2001 (the “Agreement”). Capitalized terms used herein that are defined in the Agreement shall have the definitions specified in the Agreement.

B.    The parties wish to provide that title, but not risk of damage or loss, to all of the West Marine Brand Apparel shall pass to West Marine upon payment by West Marine, directly or indirectly for such West Marine Brand Apparel.

C.    The parties desire to make certain other changes to the Agreement to reflect and protect West Marine’s ownership interest in the West Marine Brand Apparel and any other property owned by West Marine held, stored or otherwise in the possession of Dickie Walker (the “West Marine Property”).

AGREEMENTS

For and in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Title to Inventory.

(a)    The last sentence of Section 6(c) of the Agreement is hereby amended in its entirety to read as follows:

Notwithstanding anything to the contrary in this Agreement, title, but not risk of loss or damage, to each item of West Marine Brand Apparel passes to West Marine upon payment therefor by West Marine, whether such payment is made by a draw upon a letter of credit provided by West Marine, by direct payment by West Marine of an invoice for such item of West Marine Brand Apparel or otherwise. Risk of damage or loss to the West Marine Brand Apparel shall pass to West Marine after possession transfers at the time of invoicing from DWM; provided, however, that DWM shall remain responsible for damage or loss to West Marine Brand Apparel caused by its employees, agents and subcontractors.

(b)    Until the amendment referenced in Section 2 is entered into, Dickie Walker shall continue to insure the West Marine Brand Apparel and the West Marine Property in accordance with past practice and shall deliver to West Marine upon request evidence of such insurance.

(c)    Dickie Walker will not directly or indirectly create, incur, assume or suffer to exist any lien, charge, security interest or encumbrance in favor of any third party on or with respect to the West Marine Brand Apparel and/or the West Marine Property, West Marine’s title thereto or any interest of West Marine under the Agreement. Dickie Walker shall promptly, at its own expense, take such action as may be necessary to promptly discharge any lien, charge, security interest or other encumbrance in favor of any third party on the West Marine Brand Apparel and/or the West Marine Property created by or through Dickie Walker.

2.    Further Amendment. The parties agree to negotiate in good faith to enter into a subsequent amendment to the Agreement within sixty (60) days after the date of this Amendment, which subsequent amendment shall cover such topics as: (a) the physical segregation of the West Marine Brand Apparel and the West Marine Property; (b) the minimum level and types of coverage of insurance to be maintained by Dickie Walker on the West Marine Brand Apparel and the West Marine Property; (c) West Marine’s audits of the inventory level and West Marine’s right to inspect the inventory; and (d) the accounting and reimbursement procedures related to losses sustained in connection with any West Marine Brand Apparel and/or West Marine Property while in the possession of Dickie Walker.

3.    Grant of Security Interest. Notwithstanding the provisions of Section 17 of the Agreement, West Marine may grant a security interest in the Agreement to any senior secured lender or lenders, or an agent on their behalf, in connection with any senior secured financing, and such lenders or agent shall have the right to exercise such remedies as may be available to it or them upon a default by West Marine under such financing.

4.    Subordination of Liens. Dickie Walker hereby subordinates all warehouseman’s, landlords and other liens, claims, demands, rights of levy, distraint, other rights or interest, right of possession or sale for unpaid rent or other payments due and payable to Dickie Walker pursuant to the Agreement with respect to the West Marine Brand Apparel and the West Marine Property owned by West Marine which the undersigned may now have or hereafter acquire in the West Marine Brand Apparel and/or the West Marine Property to the rights and claims of any senior secured lender to West Marine.

5.    Further Assurances. Each party shall take such actions and execute such documents as may be reasonably requested by the other party to further the intent of this Amendment.

6.    Counterparts. This Amendment may be executed in as many counterparts as may be convenient and shall become binding when Dickie Walker and West Marine have executed at least one counterpart. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

7.    Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of California, without regard to the conflicts of law provisions thereof.

8.    Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of Dickie Walker and West Marine and their respective successors and assigns.

9.    No other Amendments. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

WEST MARINE PRODUCTS, INC.

By:	/S/ RUSSELL SOLT
Name:	Russell Solt
Title:	CFO

DICKIE WALKER MARINE, INC.

By:	/S/ JULIE KNUDSEN
Name:	Julie Knudsen
Title:	President & COO

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